Exhibit 31.2

CERTIFICATIONS

I, Russell Devendorf, certify that:

1. I have reviewed this report on Form 10-K/A of WCI Communities, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

WCI COMMUNITIES, INC.

Date: June 30, 2009	/s/ Russell Devendorf
Russell Devendorf
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)